UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Pamrapo Bancorp, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person Filing Proxy Statement, if other than Registrant)

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PAMRAPO BANCORP, INC.

611 Avenue C

Bayonne, New Jersey 07002

(201) 339-4600

March 21, 2005

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Pamrapo Bancorp, Inc. (the “Company”), the holding company for Pamrapo Savings Bank, S.L.A. (the “Bank”) that will be held on April 27, 2005, at 11:00 a.m., at Hi Hat Caterers, 180 West 54th Street, Bayonne, New Jersey.

The attached Notice of Annual Meeting of Stockholders and the Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of Pamrapo Bancorp, Inc. as well as representatives of Radics & Co., LLC (and any successor thereto), the Company’s independent auditors, will be present at the Annual Meeting to make a statement if they desire to do so and to respond to any questions that our stockholders may have regarding the business to be transacted.

The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the proxy statement, the Board unanimously recommends a vote “FOR” each of the nominees as directors specified under Proposal I, and “FOR” Proposal II, the ratification of Radics & Co., LLC (and any successor thereto) as the Company’s auditors.

Please sign and return the enclosed proxy card promptly. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

On behalf of the Board of Directors and all the employees of the Company and the Bank, I wish to thank you for your continued support. We appreciate your interest.

Sincerely,

/s/ William J. Campbell
William J. Campbell President and Chief Executive Officer

PAMRAPO BANCORP, INC.

611 Avenue C

Bayonne, New Jersey 07002

(201) 339-4600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on April 27, 2005

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Pamrapo Bancorp, Inc. (the “Company”) will be held on April 27, 2005 at 11:00 a.m., at Hi Hat Caterers, 180 West 54th Street, Bayonne, New Jersey.

A proxy statement and proxy card for the Annual Meeting are enclosed herewith. The Annual Meeting is for the purpose of considering and voting upon the following matters:

I.	The election of two directors for terms of three years each or until their successors are elected and qualified;

II.	The ratification of Radics & Co., LLC (and any successor thereto) as independent auditors of the Company for the fiscal year ending December 31, 2005.

In addition, such other matters as may properly come before the Annual Meeting or any adjournments thereof will be considered and voted upon at the Annual Meeting.

The Board of Directors has established March 9, 2005, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any adjournments thereof. In the event there are not sufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the Annual Meeting will be available at Pamrapo Bancorp, Inc., 611 Avenue C, Bayonne, New Jersey 07002, for a period of twenty days prior to the Annual Meeting and also will be available for inspection at the Annual Meeting itself.

By Order of the Board of Directors

/s/ Margaret Russo
Margaret Russo Secretary

Bayonne, New Jersey

March 21, 2005

PAMRAPO BANCORP, INC.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD APRIL 27, 2005

Solicitation and Voting of Proxies

This proxy statement is being furnished to stockholders of Pamrapo Bancorp, Inc. (“Pamrapo Bancorp” or the “Company”) in connection with the solicitation by the Company’s board of directors (the “Board of Directors” or the “Board”) of proxies to be used at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on April 27, 2005 at 11:00 a.m., at Hi Hat Caterers, 180 West 54th Street, Bayonne, New Jersey, and at any adjournments thereof. The 2004 Annual Report to Stockholders, including financial statements for the fiscal year ended December 31, 2004, accompanies this proxy statement, which is first being mailed to stockholders on or about March 21, 2005.

Regardless of the number of shares of common stock of Pamrapo Bancorp (“Common Stock”) owned, it is important that stockholders be represented by proxy or present in person at the Annual Meeting. Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors of Pamrapo Bancorp will be voted in accordance with the directions given therein. Where no instructions are indicated, signed proxies will be voted “FOR” each of the nominees as directors specified under Proposal I, and “FOR” Proposal II, the ratification of auditors.

Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of a proxy card, however, confers on the designated proxyholders discretionary authority to vote the shares of Common Stock in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

A proxy may be revoked at any time prior to its exercise by the filing of written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your recordholder to vote personally at the Annual Meeting.

The cost of solicitation of proxies on behalf of management will be borne by Pamrapo Bancorp. In addition to the solicitation of proxies by mail, Regan & Associates, Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $7,000, including reasonable out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and regular employees of the Company and Pamrapo Savings Bank, S.L.A. (the “Bank”), without additional compensation therefor. Pamrapo Bancorp will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities

The securities that may be voted at the Annual Meeting consist of shares of Common Stock, with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting except as described below. The close of business on March 9, 2005 has been established by the Board of Directors as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and any adjournments thereof. The total number of shares of Common Stock outstanding on the Record Date was 4,975,542 shares.

In accordance with the provisions of the Company’s certificate of incorporation as of the Record Date, record holders of Common Stock who beneficially own in excess of ten percent (10%) of the outstanding shares of Common Stock (the “Limit”) are not entitled to any vote with respect to the shares held in excess of the Limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company’s certificate of incorporation, as of the Record Date, authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the Limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the Limit supply information to the Company to enable the Board of Directors to implement and apply the Limit.

The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote (after giving effect to the Limit described above, if applicable) is necessary to constitute a quorum at the Annual Meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee or a beneficial owner holding shares at the Annual Meeting does not vote on a particular proposal because the broker, bank or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

As to the election of directors, the proxy card being provided by the Board of Directors enables a stockholder to vote “FOR” the election of the nominees proposed by the Board, or to “WITHHOLD AUTHORITY” to vote for one or both of the nominees being proposed. Under applicable law and the Company’s certificate of incorporation and bylaws, directors are elected by a plurality of votes cast, meaning the nominees receiving the greatest number of votes will be elected. Broker non-votes and proxies as to which authority to vote for one or more of the nominees being proposed is withheld will have no effect on this matter.

As to the ratification of independent auditors and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a stockholder may: (i) vote “FOR” the item; (ii) vote “AGAINST” the item; or (iii) “ABSTAIN” from voting on such item. Under the Company’s certificate of incorporation and bylaws, unless otherwise required by law, such matters shall be determined by a majority of votes cast. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on these matters.

If you participate in the Pamrapo Savings Bank, S.L.A. Employee Stock Ownership Plan and Trust (the “ESOP”), you will receive a voting instruction form that reflects all shares you may vote under the ESOP. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instructions to the ESOP trustee is April 15, 2005.

Proxies solicited hereby will be returned to the proxy solicitors or the Company’s transfer agent, and will be tabulated by inspectors of election designated by the Company, who will not be employed by, or be a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information as to those persons known by management to be beneficial owners of more than 5% of the Company’s shares of Common Stock outstanding on the Record Date. Persons and groups owning in excess of 5% of the Company’s Common Stock are required to file certain reports regarding such ownership with the Company and with the Securities and Exchange Commission (“SEC”), in accordance with Sections 13(d) and 13(g) of the Securities Exchange Act of 1934, as amended (“Exchange Act”). Other than those persons listed below, the Company is not aware of any person or group that owns more than 5% of the Company’s Common Stock as of the Record Date.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Common Stock	William J. Campbell c/o Pamrapo Bancorp, Inc. 611 Avenue C Bayonne, New Jersey 07002	598,732		12.03%

Common Stock	Pamrapo Savings Bank, S.L.A. Employee Stock Ownership Plan and Trust c/o Pamrapo Savings Bank, S.L.A. 611 Avenue C Bayonne, New Jersey 07002	428,408	(1)	8.61%

(1)	The ESOP Trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Additionally, the ESOP Trustee will vote allocated shares for which no timely voting instruction are received in the same proportion as shares for which the ESOP Trustee has received proper voting instructions. At December 31, 2004, 428,408 shares of Common Stock had been allocated to participating employee accounts. As of this same date, no unallocated shares remain in the ESOP.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL I. ELECTION OF DIRECTORS

The number of directors of Pamrapo Bancorp is currently set at seven (7). Each of the seven members of the Board of Directors of Pamrapo Bancorp also serves as a director of the Bank. Directors are elected for staggered terms of three years each, with a term of office of only one class of directors expiring in each year. Directors serve until their successors are elected and qualified.

Daniel J. Massarelli and Francis J. O’Donnell have been nominated to stand for election at the Annual Meeting. Both of the nominees named are presently directors of the Company and the Bank. Neither person being nominated by the Board of Directors as a director is being proposed for election pursuant to any agreement or understanding between any person and Pamrapo Bancorp. Unless authority to vote for the directors is withheld, shares represented by the enclosed proxy card will be voted FOR the election of the nominees. Additionally, if you sign, date and return the proxy card without giving voting instructions, your shares will be voted FOR the election of the nominees.

In the event that either nominee is unable or declines to serve for any reason, it is intended that proxies will be voted for the election of the other nominee named and for such other person as may be designated by the present Board of Directors. The Board of Directors has no reason to believe that either of the persons named will be unable or unwilling to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION

OF THE NOMINEES NAMED IN THIS PROPOSAL I.

Information With Respect to Nominees, Continuing Directors and Executive Officers

The following table sets forth, as of the Record Date, the names of the nominees, continuing directors and “Named Executive Officers” as defined below, their ages, a brief description of their recent business experience, including present occupations and employment, the year in which each became a director of the Bank and the year in which their term (or in the case of the nominees, their proposed term) as director of the Company expires. This table also sets forth the number of shares of Common Stock and the percentage thereof beneficially owned by each director and Named Executive Officer and all directors and executive officers as a group. Ownership information is based upon information furnished by the respective individuals. Each of the directors listed below except for William J. Campbell, John A. Morecraft and Daniel J. Massarelli are “independent” as currently defined in Rule 4200 of the National Marketplace Rules of the National Association of Securities Dealers (“NASD”).

Name and Principal Occupation at Present and for the Past Five Years	Age	Director Since (1)	Expiration of Term	Shares of Common Stock Beneficially Owned (2)	Percent of Class
Nominees:

Daniel J. Massarelli Chairman of the Board of the Company; Chairman of the Board of the Bank since February 1987; Registered pharmacist and former owner of Massarelli Pharmacy, Inc.	73	1960	2008	200,000	4.02%

Name and Principal Occupation at Present and for the Past Five Years	Age	Director Since (1)	Expiration of Term	Shares of Common Stock Beneficially Owned (2)		Percent of Class
Francis J. O’Donnell Former owner of O’Donnell Agency, an independent real estate and insurance agency	77	1993	2008	47,200		*

Continuing Directors:

Dr. Jaime Portela Retired Bayonne physician	73	1977	2007	38,088		*

James J. Kennedy Retired executive of J.C. Penney and Co.	72	1994	2007	7,926		*

William J. Campbell President and Chief Executive Officer of the Company Executive Vice President from 1965 until being made President and Chief Executive Officer in 1970	67	1987	2006	598,732		12.03%

John A. Morecraft Vice Chairman of the Board of the Bank since 1987; Retired President of John A. Morecraft, Inc., a construction firm	83	1982	2006	157,156	(3)	3.16%

Patrick D. Conaghan Practicing attorney for law firm of Conaghan & Conaghan since 1971; Retired municipal court judge	67	2002	2006	50,000		1.01%

Executive Officers (who are not also directors):

Kenneth D. Walter Vice President, Treasurer and Chief Financial Officer of the Company and Bank since 2001; Controller from 2000 to 2001; Internal Auditor from 1988 to 2000	41	—	—	51,138	(4)	1.03%

Name and Principal Occupation at Present and for the Past Five Years	Age	Director Since (1)	Expiration of Term	Shares of Common Stock Beneficially Owned (2)		Percent of Class
Robert A. Hughes Vice President of the Company and Bank since 1990	66	—	—	101,606	(4)	2.04%

Stock ownership of all directors and executive officers as a group (9 persons)	—	—	—	1,251,846	(5)(6)	25.16%

*	Does not exceed 1.0% of the Company’s voting securities.
(1)	Includes years of service as a director of the Bank.
(2)	Each person or relative of such person whose shares are included herein, exercises sole (or shared with spouse, relative or affiliate) voting and dispositive powers as to the shares reported.
(3)	Includes 91,156 shares held by John A. Morecraft Inc. Profit Sharing Plan.
(4)	Include shares underlying stock options that are currently vested or will be vested within sixty days of the Record Date: 13,000 shares for Mr. Walter and 13,000 shares for Mr. Hughes.
(5)	Includes the shares noted in the footnotes above.
(6)	Includes 103,422 shares allocated to the account of the executive officers under the ESOP. With respect to each, the individual has voting but not investment power as follows: Mr. Campbell - 65,804 shares; Mr. Walter – 15,262 shares; and Mr. Hughes - 22,356 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires the Company’s officers (as defined in regulations promulgated by the SEC thereunder) and directors, and persons who own more than ten percent (10%) of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year all of its officers, directors and greater than ten percent beneficial owners complied with applicable filing requirements.

Meetings of the Board and Committees of the Board

The Board of Directors of the Company held seven meetings in 2004. The Board of Directors of the Bank held 12 meetings in 2004. The Board of Directors of the Bank maintains an Executive Committee and jointly maintains an Audit Committee with the Company. No director of the Company attended fewer than seventy-five percent (75%) in the aggregate of the total number of the Board meetings held and the total number of committee meetings on which such director served during 2004.

Audit Committee

During fiscal year 2004, the Audit Committee of the Company and the Bank consisted of James Kennedy (Chairman), Patrick D. Conaghan and Francis J. O’Donnell. The Board of Directors has determined that all of the members of the Committee are “independent directors” as currently defined in Rule 4200 of the NASD and that Mr. Kennedy is the Audit Committee “financial expert” as that term is defined in Item 401(h) of Regulation S-K. The Audit Committee of the Company met 12 times during 2004. The Audit Committee of the Bank met 12 times during 2004. These committees are responsible for reporting to the Board on the general financial condition of the Company and the Bank and the results of the annual audit, and are responsible for ensuring that the Company’s and the Bank’s activities are conducted in accordance with applicable laws and regulations.

The Audit Committee adopted a revised written charter on March 23, 2004. A copy of the Audit Committee charter was included as Appendix A to the Company’s 2004 annual meeting proxy statement. The Audit Committee will reassess the adequacy of the Audit Committee charter on at least an annual basis.

Report of the Audit Committee

The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

In accordance with its written charter, the Audit Committee of the Board of Directors (the “Committee”) assists the Board of Directors by fulfilling its responsibility for overseeing the quality and integrity of the accounting, auditing and financial reporting practices of the Company and the Bank and their systems of internal controls.

In discharging its oversight responsibility as to the audit process, each year the Committee obtains from its independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants’ independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discusses with the accountants any relationships that may impact their objectivity and independence, and satisfies itself as to the accountants’ independence.

The Committee reviewed with the Company’s internal auditors and independent accountants the overall scope and plans for their respective audits and the results of internal audit examinations. The Committee also discussed with management, the internal auditors and the independent accountants, the quality and adequacy of the Company’s internal controls and the overall quality of the Company’s financial reporting process.

The Committee discussed and reviewed with its independent accountants communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and discussed and reviewed the results of the independent accountants’ examination of the consolidated financial statements. In addition, the Committee considered the compatibility of non-auditing services provided to the Company and the Bank with the accountants’ independence in performing their auditing functions.

The Committee reviewed and discussed interim financial information contained in each quarterly report and earnings announcement with management and independent accountants prior to public release as necessary. The Committee reviewed the audited consolidated financial statements of the Company as of and for the year ended December 31, 2004, with management and the independent accountants. Management has the responsibility for the preparation of the Company’s consolidated financial statements and the independent accountants have the responsibility for the audit of those statements.

Based on the above mentioned reviews and discussions with management and the independent accountants, the Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC. The Committee also recommended the reappointment, subject to stockholder ratification, of the independent accountants, and the Board of Directors concurs with such recommendation.

The Audit Committee

James J. Kennedy (Chairman)	Patrick D. Conaghan	Francis J. O’Donnell

Director Nominations

The Company does not have a standing nominating committee. In accordance with Rule 4350 of the NASD, director nominees are either selected or recommended for the Board’s selection, by a majority of the independent members of the Board of Directors. The Board of Directors believes that the independent members of the Board of Directors can satisfactorily carry out the responsibility of properly selecting or approving nominees for the Board of Directors without the formation of a standing nominating committee. The members of the Board of Directors who participate in the consideration of director nominees are Dr. Jaime Portela, James J. Kennedy, Patrick D. Conaghan, and Francis J. O’Donnell. In accordance with Rule 4200 of the NASD, all such board members are independent. As there is no standing nominating committee, the Company does not have a nominating committee charter in place.

The Company does not have a policy with regard to the consideration of any director candidates recommended by security holders. The Board of Directors believes a policy specific to candidates recommended by security holders is not necessary because the Board follows the same evaluation procedures whether a candidate is recommended by directors or stockholders. While the Board of Directors will consider nominees recommended by stockholders, it has not actively solicited recommendations from stockholders for nominees.

Nominations by stockholders must comply with certain procedural and informational requirements set forth in the Company’s bylaws. The bylaws require all nominations for election to the Board of Directors to be made at a meeting of stockholders at which directors are to be elected and only by a stockholder who has complied with the notice procedures set forth in the bylaws. Nominations for directors by stockholders must be made in writing and received by the Secretary of the Company not less than 30 days prior to the date of the meeting; provided, however, that if less than 40 days’ notice or prior public disclosure of the meeting is given to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which notice of the annual meeting was mailed or public disclosure was made. The stockholder’s written notice must set forth certain information specified in the Company’s bylaws. The Company did not receive any stockholder nominations with respect to this Annual Meeting.

In identifying and evaluating nominees for director, the Board considers whether the candidate has the highest ethical standards and integrity and sufficient education, experience and skills necessary to understand and wisely act upon the complex issues that arise in managing a publicly-held company. To the extent the Board does not have enough information to evaluate a candidate, the Board may send a questionnaire to the candidate for completion in enough time for Board consideration. The Board will annually assess the qualifications, expertise, performance and willingness to serve of existing directors. If at this time or at any other time during the year the Board of Directors determines a need to add a new director with specific qualifications or to fill a vacancy on the Board, an “independent director,” within the meaning of the NASD rules, designated by the Board will then initiate the search, working with staff support and seeking input from other directors and senior management, and considering nominees previously submitted by stockholders. An initial slate of candidates satisfying the qualifications set forth above will then be identified and presented to the independent directors. The independent directors will then prioritize the candidates and determine if other directors or senior management have relationships with the preferred candidates and can initiate contacts. To the extent feasible, all of the independent members of the board of directors will interview the prospective candidates. Evaluations and recommendations of the interviewers will be submitted to the whole Board for final evaluation. The Board will meet to consider such information and to select candidates for appointment to the Board at the annual meeting. The Board of Directors met once during the past fiscal year in its nominating capacity.

Directors are encouraged to attend the annual meetings of stockholders. All the members of the Board of Directors attended the prior year’s annual meeting.

Security Holder Communications with the Board of Directors

The Company has established procedures for security holders to communicate directly with the Board of Directors on a confidential basis. Security holders who wish to communicate with the Board or with a particular director may send a letter to the Secretary of the Company at 611 Avenue C, Bayonne, New Jersey 07002. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Security Holder-Board Communication” or “Security Holder-Director Communication.” All such letters must identify the author as a security holder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the directors addressed. If a security holder wishes the communication to be confidential, such security holder must clearly indicate on the envelope that the communication is “confidential.” The Secretary will then forward such communication, unopened, to the Chairman of the Board of Directors.

Directors’ Compensation

Directors’ Fees. The Company is the parent company of the Bank. It is responsible for establishing and paying the fees to the directors of the Company and Bank. Directors of the Bank receive an annual retainer of $15,000. Directors of the Company receive $500 for each Board of Directors meeting of the Company attended. Directors of the Bank receive $650 for each Board meeting attended and $550 for each committee meeting attended, except for the Chairman of the Board, who receives $750 for each Board meeting attended and $650 for each committee meeting attended. The Chairman of the Audit Committee receives $1,000 for each meeting attended and the members of the Audit Committee receive $650 for each Audit Committee meeting attended. Directors who are also full time employees of the Bank receive no fees for attending meetings or other compensation in their capacity as directors. Directors who participate in inspections made in the course of the loan application process of the Bank are compensated at $150 for every inspection made in Bayonne and $250 for every inspection made outside of the Bayonne area, plus a mileage allowance. Messrs. Morecraft and Massarelli each received $50,000 for inspections during fiscal 2004.

Outside Directors’ Consultation and Retirement Plan. Under the Bank’s Outside Directors’ Consultation and Retirement Plan, a director who is not an officer or employee of the Bank, who has served as a director for at least ten years, and who agrees to provide consulting services to the Bank, will be eligible, upon retirement, to receive $13,900 per year for a period of five years. Notwithstanding the foregoing, in the event of death of the retired director, payments will cease immediately.

Executive Compensation

Personnel Committee. The Company is the parent company of the Bank. It does not pay any cash compensation to the executive officers of the Company. Therefore, the Company does not maintain a compensation committee. The Personnel Committee of the Board of Directors of the Bank (the “Personnel Committee”) is responsible for establishing the compensation levels and benefits for executive officers of the Bank, who also serve as executive officers of the Company and for reviewing recommendations of management for compensation and benefits for other officers and employees of the Bank. During fiscal year 2004, the Personnel Committee consisted of Patrick D. Conaghan (Chairman), James J. Kennedy, and Dr. Jaime Portela. Each member of the Personnel Committee is “independent” as defined by the NASD. The Personnel Committee met three times during 2004.

Personnel Committee Report on Executive Compensation

The report of the Personnel Committee and the stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Under rules established by the SEC, the Company is required to provide certain data and information in regard to the compensation and benefits provided to the Company’s Chief Executive Officer and the other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and the other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental compensation decisions affecting those individuals. In fulfillment of this requirement, the Personnel Committee of the Bank at the direction of the Board of Directors has prepared the following report for inclusion in this proxy statement.

Compensation Policies. The Personnel Committee has the following goals for compensation programs impacting the executive officers of the Company and the Bank:

•	to provide motivation for the executive officers to enhance stockholder value by linking their compensation to the value of the Company’s Common Stock;

•	to retain the executive officers who have led the Company to high performance levels and allow the Company to attract high quality executive officers in the future by providing total compensation opportunities which are consistent with competitive norms of the industry and the Company’s level of performance; and

•	to maintain reasonable “fixed” compensation costs by targeting base salaries at a competitive average.

In addition, in order to align the interests and performance of its executive officers with the long term interests of its stockholders, the Company and the Bank adopted plans which reward the executives for delivering long term value to the Company and the Bank through stock ownership.

The executive compensation package available to executive officers is composed of the following components:

(i)	base salary;

(ii)	annual bonus awards; and

(iii)	long term incentive compensation, including options and stock awards.

Mr. Campbell has employment agreements that specify a minimum base salary and require periodic review of such salary. In addition, executive officers participate in other benefit plans available to all employees including the ESOP and the 401(k) Plan.

Base Salary. In determining salary levels, the Personnel Committee considers the entire compensation package, including the equity compensation provided under the Company’s stock plans, of the executive officers. The Personnel Committee meets in the fourth quarter of each year to determine the level of any salary increase to take effect as of the last month of that fiscal year. No increases were granted in 2004. The Personnel Committee determines the level of salary increase after reviewing the qualifications and experience of the executive officers of the Bank, the compensation paid to persons having similar duties and responsibilities in other institutions, and the size of the Bank and the complexity of its operations. The Personnel Committee consulted a survey of compensation paid to executive officers performing similar duties for depository institutions and their holding companies, with particular focus on the level of compensation paid by comparable institutions including some, but not all, of the companies included in the peer group used for the Stock Performance Graph provided in this Proxy Statement. The salary levels are intended to be consistent with competitive practices of comparable institutions and each executive’s level of responsibility.

Although the Personnel Committee’s policy in regard to base salary is subjective and no specific formula is used for decision making, the Personnel Committee considered the overall performance of the Company including the earnings of the Company and the performance of the individual executive officer.

Annual Bonus Awards. In determining bonus awards, the Personnel Committee considers the entire compensation package of the executive officers. As discussed under the discussion of base salaries, the bonus awards are intended to be consistent with competitive practices of comparable financial institutions and each executive officer’s level of responsibility.

The Personnel Committee met during the year to determine bonus compensation. Although the Personnel Committee’s policy in regard to bonus is subjective and no specific formula is used for decision making, the bonus awards are aimed at reflecting the overall financial performance of the Company, and the performance of the individual executive officer. The Personnel Committee granted bonus awards in 2004.

Compensation of the Chief Executive Officer. Mr. Campbell’s base salary was increased by $50,000 in 2003 for fiscal 2004. Mr. Campbell did not receive an additional increase in 2004. He did, however, receive an annual bonus award for 2004. His compensation generally is comparable to the compensation paid by peer institutions in the Bank’s market area.

Personnel Committee

Patrick D. Conaghan (Chairman)	James J. Kennedy	Dr. Jaime Portela

Stock Performance Graph. The following graph shows a five year comparison of stockholder return on the Company’s Common Stock with the cumulative total returns of companies on the Russell 2000 Index and the SNL NASDAQ Thrift Index. Total return assumes the reinvestment of all dividends. The graph assumes $100 was invested on December 31, 1999.

Comparative Five-Year Total Returns

Pamrapo Bancorp, Inc., Russell 2000 Index, SNL NASDAQ Thrift Index

(Performance Results Through 12/31/04)

Pamrapo Bancorp, Inc.

	Period Ending
Index	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04
Pamrapo Bancorp, Inc.	100.00	92.65	132.77	182.05	282.57	285.16
Russell 2000	100.00	96.98	99.39	79.03	116.38	137.71
SNL NASDAQ Thrift Index	100.00	125.43	160.97	205.34	310.91	350.09

Summary Compensation Table. The following table shows, for the years ending December 31, 2004, 2003, and 2002, the cash compensation paid by the Company and the Bank, as well as certain other compensation paid or accrued for those years, to the Chief Executive Officer and any other executive officer of the Company who earned and/or received salary and bonus in excess of $100,000 (the “Named Executive Officers”).

		Annual Compensation			Long Term Compensation Awards
Name and Principal Position	Year	Salary (1)(2) ($)	Bonus ($)	Other Annual Compensation (3) ($)	Securities Underlying Options (4) (#)	All Other Compensation (5) ($)
William J. Campbell Chief Executive Officer and President	2004 2003 2002	408,500 369,815 358,000	75,798 70,384 60,802	— — 98	— — —	5,423 6,663 5,500

Robert A. Hughes Vice President	2004 2003 2002	161,500 145,142 141,500	41,148 37,899 33,731	— — 98	3,000 10,000 —	6,500 7,000 5,500

Kenneth D. Walter Vice President, Treasurer and Chief Financial Officer	2004 2003 2002	111,450 94,604 92,500	27,081 24,905 22,903	— — 552	3,000 10,000 —	5,000 4,313 5,084

(1)	Includes amounts of salary deferred pursuant to the Pamrapo Savings Bank, S.L.A. 401(k) plan. Participants may elect to have up to 25% of their annual compensation deferred.
(2)	Includes amounts paid for services rendered to the Bank’s service corporation and the Company.
(3)	Represents the sum of amounts reimbursed for payment of taxes on stock awards. For fiscal years 2004, 2003, and 2002, there were no (a) perquisites over the lesser of $50,000 or 10% of the individual’s total salary and bonus for the year; (b) payments of above-market preferential earnings on deferred compensation; (c) payments of earnings with respect to long term incentive plans prior to settlement or maturation; or (e) preferential discounts on stock.
(4)	These options were granted under the Pamrapo Bancorp, Inc. 2003 Stock-Based Incentive Plan.
(5)	Includes amounts contributed by the Bank to the Named Executive Officers accounts pursuant to the Bank’s 401(k) Plan.

Employment Agreements. William J. Campbell’s employment agreements with the Bank and Company each provide for a three-year term. On each anniversary date of the agreements, the agreements automatically are extended for an additional year, unless notice of non-renewal is given by the Bank and the Company so that the remaining terms shall be three years. The current aggregate annual base salary under the agreements may be increased at the discretion of the Board of Directors. In addition to the base salary, each agreement provides, among other things, for participation in stock option plans and other fringe benefits applicable to executive personnel.

Each agreement provides for termination by the Bank and Company for “cause,” as defined in the agreements, at any time. In the event the Bank and Company choose to terminate Mr. Campbell’s employment for reasons other than for cause, or in the event of his resignation from the Bank and Company upon failure to re-elect him to his current offices, a material lessening of his functions, duties or responsibilities, or upon liquidation, dissolution, consolidation or merger in which the Bank or the Company are not the resulting entity, or a breach of the agreements by the Bank or the Company, he or, in the event of death, his beneficiary as the case may be, would be entitled to a severance payment equal to the greater of (i) three times his average annual salary over the previous three years, or (ii) the payments owed for the remaining term of the agreement. The Bank and Company would also continue his life, health and disability coverage for the remaining term of the agreements or, if earlier, until he is employed by another employer. If termination results from a change in control of the Bank or the Company, as defined in the agreements, Mr. Campbell would be entitled to (i) a severance payment equal to three times his average annual salary over the previous three years paid to him under the agreements, and (ii) continued benefits as described above. In the event that a change in control resulting in the termination of employment occurred based on the current annual compensation, Mr. Campbell would receive approximately $1,355,000 in addition to other non-cash benefits provided for under the agreement.

Special Termination Agreements. Kenneth D. Walter and Robert A. Hughes each have a special termination agreement with the Company. Both agreements are for a term of three years, which term is extended for an additional year upon the first anniversary date of the date of the agreement and will be automatically extended at each anniversary date thereafter such that the remaining term is three years. Mr. Walter’s agreement provides that at any time following a change in control of the Company or the Bank, if the Company or the Bank terminate Mr. Walter’s employment with the Company or the Bank for any reason other than “cause” (as defined in the agreement), or if Mr. Walter terminates his employment following demotion, loss of title, office, significant authority, a reduction in compensation, or relocation of his principal place of employment, Mr. Walter will be entitled to receive a payment in an amount equal to three times his respective average annual compensation for the five previous years of his employment with the Bank. Mr. Hughes’ agreement provides that at any time following a change in control of the Company or the Bank, if the Company terminates Mr. Hughes’ employment for any reason other than “cause” (as defined in the agreement), or if Mr. Hughes terminates his employment following demotion, loss of title, office, significant authority, a reduction in compensation, or relocation of his principal place of employment, Mr. Hughes will be entitled to receive a payment in an amount equal to three times his respective average annual compensation for the three previous years of his employment with the Company and the Bank. If a change in control occurs, based on current annual compensation, the amount payable to Messrs. Walter and Hughes would be approximately $338,000 and $574,000, respectively. Certain insurance coverage maintained by the Bank at the time of any such termination would be continued for a three-year period.

Payments under the employment agreements in the event of a change in control may constitute excess parachute payments under Section 280G of the Internal Revenue Code (the “Code”) for executive officers, resulting in the imposition of an excise tax on the recipient and denial of the deduction for such excess amounts to the Company and the Bank.

2003 Stock-Based Incentive Plan. In 2003, the Company adopted and stockholders approved the Pamrapo Bancorp, Inc. 2003 Stock-Based Incentive Plan (the “2003 plan”). The 2003 plan provides stock-based benefits both to attract people of experience and ability and to retain existing officers and employees. The granting of stock-based benefits provides officers and employees with additional incentive in the form of a proprietary interest in the Company and is an important component of the Company’s overall compensation strategy. The Company made awards under the 2003 plan during 2004.

Option Grants in Last Fiscal Year

The following table sets forth required information with respect to stock option grants made during the year ended December 31, 2004 to each of the Named Executive Officers.

Individual Grants
Name	Number of Securities Underlying Option Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)	10% ($)
Robert A. Hughes	3,000	6.67%	$29.25	3/23/14	$55,185	$139,851

Kenneth D. Walter	3,000	6.67%	$29.25	3/23/14	$55,185	$139,851

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information with respect to the number and value of stock options held by the Named Executive Officers at December 31, 2004.

			Number of Securities Underlying Unexercised Options at FY-End (#)		Value of Unexercised In-the-Money Options at FY-End ($)
Name	Shares Acquired on Exercise (#)	Value Realized ($)	Exercisable (#)	Unexercisable (#)	Exercisable ($)(1)	Unexercisable ($)
Robert A. Hughes	—	—	10,000	3,000	$63,200	—

Kenneth D. Walter	—	—	10,000	3,000	$63,200	—

(1)	Based on a closing stock price on December 31, 2004 of $24.73 and an exercise price of $18.41.

Retirement Plan. The Bank maintains the Retirement Plan of Pamrapo Savings Bank, S.L.A. (the “Retirement Plan”), which is a defined benefit pension plan, for the benefit of salaried employees employed by the Bank. Under the Retirement Plan’s funding method, the actuarial present value of projected benefits of each individual is allocated on a level basis over the expected future earnings period through the assumed retirement date. The table below presents annual benefits under the Retirement Plan assuming retirement during 2004 at various levels of compensation and years of credited service.

Retirement Benefit Table for the Retirement Plan of Pamrapo Savings Bank, S.L.A.

As of December 31, 2004 at Retirement Age 65

Final Average Salary (2)	Years of Credited Service (1)
	10	15	20	25	30	35
$25,000	$2,750	$4,125	$5,500	$6,875	$8,250	$9,625
50,000	5,646	8,469	11,292	14,116	16,939	19,762
100,000	13,146	19,719	26,292	32,866	39,439	46,012
150,000	20,646	30,969	41,292	51,616	61,939	72,262
160,000	22,146	33,219	44,292	55,366	66,439	77,512
170,000	23,646	35,469	47,292	59,116	70,939	82,762
180,000	25,146	37,719	50,292	62,866	75,439	88,012
190,000	26,646	39,969	53,292	66,616	79,939	93,262
205,000	28,896	43,344	57,792	72,241	86,689	101,137
210,000	29,646	44,469	59,292	74,116	88,939	103,762

(1)	As of December 31, 2004, William J. Campbell, Kenneth D. Walter and Robert A. Hughes had 41, 18 and 14 years of credited service, respectively.

(2)	The covered compensation under the Retirement Plan includes the salary and bonus for the Named Executive Officer, as disclosed in the “Summary Compensation Table.”

(3)	$210,000 is the maximum compensation for computation of benefits under the Tax Reform Act of 1986, for the 2004 Plan year. The maximum benefit payable under the qualified plan for 2004 is $170,000. The benefits are payable under the normal form of ten years certain and life.

Supplemental Executive Retirement Plan. The Board of Directors of the Bank adopted a Supplemental Executive Retirement Plan (“SERP”) in 1989 for the benefit of key employees of the Bank. This plan is intended to constitute a non-qualified, deferred retirement plan. Persons eligible to participate will be designated by the Board of Directors from time to time and upon terms and conditions as the Board of Directors shall agree upon. A participant who retires at age 65 (the “Normal Retirement Age”) will be entitled to an annual retirement benefit equal to seventy-five percent (75%) of his compensation, at the effective date of retirement, reduced by his Retirement Plan annual benefit plus an amount equal to any reduction in Company contributions on behalf of the participant resulting from limitations mandated by the Code. Participants retiring before the Normal Retirement Age will receive the same benefits reduced by a percentage based on years of service to the Bank and the number of years prior to the Normal Retirement Age that the participant retires. In 1997, the SERP was amended so that should Messrs. Campbell or Hughes receive benefits under the SERP, such benefits will be payable to the recipient for a period of fifteen (15) years certain.

Indebtedness of Management and Transactions With Certain Related Persons

In the ordinary course of business, the Bank has made loans, and may continue to make loans in the future, to its officers, directors and employees. Loans to executive officers and directors are made in the ordinary course of business, on substantially the same terms including interest rate and collateral, as those prevailing at the time for comparable transactions with other persons and do not involve more than the normal risk of collectibility or present other unfavorable features.

PROPOSAL II. RATIFICATION OF INDEPENDENT AUDITORS

The Company’s independent auditors for the fiscal year ended December 31, 2004 were Radics & Co., LLC (“Radics”). The Audit Committee of the Company’s Board of Directors has reappointed Radics as the Company’s independent auditors for the fiscal year ending December 31, 2005. However, on February 24, 2005, Radics entered into an agreement to merge with Beard Miller Company LLP (“Beard Miller”) effective April 1, 2005, with Beard Miller as the surviving entity. The Audit Committee has approved Beard Miller to continue as independent auditors of the Company upon completion of the merger described above.

Although the Company’s bylaws do not require the submission of the selection of independent auditors to the stockholders for approval, the Board of Directors believes it is appropriate to give stockholders the opportunity to ratify the decision of the Audit Committee. Neither the Audit Committee nor the Board will be bound by the stockholders’ vote at the meeting, but if the stockholders fail to ratify the independent auditors selected by the Audit Committee, the Audit Committee may reconsider its selection.

Representatives of the independent auditors are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders present at the Annual Meeting.

Fees paid to Radics & Co. LLC for the last two fiscal years ended December 31 were as follows:

	2004	2003
Audit Fees:	$82,500	$85,000
Audit-Related Fees:[1]	$56,000	$58,250
Tax Fees:[2]	$14,750	$14,400
All Other Fees:[3]	$1,000	$2,500

[1]	Audit of Bank’s benefit plans, and the Company’s Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and Annual Report to Stockholders.

[2]	Tax preparation services.

[3]	Fees paid for all other professional services, which in fiscal 2004 consisted of review of Federal Home Loan Bank of New York attestation letter.

All audit related services, tax services and other services were pre-approved by the Audit Committee, which concluded that the provision of such services by Radics & Co. LLC was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

The Audit Committee charter requires that the Audit Committee pre-approve all audit and non-audit engagement fees, and terms and services in a manner consistent with the Sarbanes-Oxley Act of 2002. On an ongoing basis, management communicates specific projects and categories of services for which advance approval of the Audit Committee is required. The Audit Committee reviews these requests and advises management and the independent auditors if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, the independent auditors report to the Audit Committee the actual spending for such projects and services compared to the approved amounts. The Audit Committee may delegate the authority to grant any pre-approvals to one or more members of the Audit Committee, provided that such member reports any pre-approvals to the Audit Committee at its next scheduled meeting. The Audit Committee has delegated pre-approval authority to James J. Kennedy, the Chairman of the Audit Committee.

Unless marked to the contrary or properly executed but returned blank, the shares represented by the enclosed proxy card will be voted FOR ratification of the appointment of Radics & Co., LLC (and any successor thereto) as the independent auditors of the Company.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR RATIFICATION OF THE APPOINTMENT OF RADICS & CO., LLC (AND ANY

SUCCESSOR THERETO) AS THE INDEPENDENT AUDITORS OF THE COMPANY.

ADDITIONAL INFORMATION

Stockholder Proposals For Annual Meeting Held in 2006

To be included in the proxy statement and form of proxy for the annual meeting of stockholders to be held in 2006, a stockholder proposal must be received by the Secretary of the Company at the address set forth on the attached Notice of Annual Meeting of Stockholders, not later than November 21, 2005. Any such proposal will be subject to Rule 14a-8 of the rules and regulations of the SEC.

The bylaws of the Company provide an advance notice procedure for certain business to be brought before the Annual Meeting. In order for a stockholder to properly bring business before the Annual Meeting, the stockholder must give written notice to the Secretary of the Company not less than thirty (30) days before the time originally fixed for such meeting; provided, however, that in the event that less than forty (40) days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made. The notice must include the stockholder’s name, record address and the class and number of shares owned by the stockholder, and describe briefly the proposed business, the reasons for bringing the business before the Annual Meeting, and any material interest of the stockholder in the proposed business. In the case of nominations to the Board, certain information regarding the nominee must be provided.

Although the bylaw provisions do not give the Board of Directors any power to approve or disapprove of stockholder nominations for the election of directors or any other business desired by a stockholder to be conducted at the Annual Meeting, the bylaw provisions may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular meeting if the proper procedures are not followed, and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the Company, even if the conduct of such business or such attempt might be beneficial to the Company and its stockholders.

Other Matters Which May Properly Come Before the Meeting

The Board of Directors knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

Whether or not you intend to be present at this Annual Meeting, you are urged to return your proxy promptly. If you are present at this Annual Meeting and wish to vote your shares in person, your proxy may be revoked upon request.

A COPY OF THE FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, AS FILED WITH THE SEC WILL BE FURNISHED WITHOUT CHARGE TO STOCKHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE SECRETARY, PAMRAPO BANCORP, INC., 611 AVENUE C, BAYONNE, NEW JERSEY 07002.

By Order of the Board of Directors

/s/ Margaret Russo
Margaret Russo Secretary

Bayonne, New Jersey

March 21, 2005

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. WHETHER OR NOT YOU HAD PLANNED TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

X PLEASE MARK VOTES AS IN THIS EXAMPLE

REVOCABLE PROXY PAMRAPO BANCORP, INC.

PROXY FOR ANNUAL MEETING TO BE HELD ON APRIL 27, 2005

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned shareholder(s) of PAMRAPO BANCORP, INC., a New Jersey corporation (the “Company”), hereby constitute(s) and appoint(s) the Board of Directors, and each of them, with full power of substitution in each, as the agent, attorneys and proxies of the undersigned, for and in the name, place and stead of the undersigned, to vote at the Annual Meeting of Stockholders of the Company to be held at Hi Hat Caterers, 180 West 54th Street, Bayonne, New Jersey, on April 27, 2005 at 11 a.m. (local time), and any adjournment(s) thereof, all of the shares of stock which the undersigned would be entitled to vote if then personally present at such meeting in the manner specified and on any other business as may properly come before the meeting.

1. Election of directors of all nominees listed (except as marked to the contrary below): For With-hold For All Except

Daniel J. Massarelll and Francis J. O’Donnell

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

2. Ratification of Radics & Co., LLC (and any successor thereto) as the Company’s independent auditors for the fiscal year ending December 31 , 2005. For Against Abstain

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS GIVEN HEREON. IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF THE NOMINEES AS DIRECTORS UNDER PROPOSAL I, FOR PROPOSAL II, AND AT THE PROXIES’ DISCRETION, UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS) THEREOF.

Please be sure to sign and date this Proxy in the box below.

Date

Stockholder sign above Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

PAMRAPO BANCORP, INC.

The above signed acknowledges receipt from the Company, prior to the execution of this Proxy, of a Notice of Annual Meeting and a Proxy Statement dated March 21, 2005.

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.